Exhibit 99.2

October 14, 2005


Mr. Richard E. Cote, President
Parsons, Cote & Company, Inc.
Taft Road
North Syracuse, New York

Dear Mr. Cote:

This letter of intent sets forth the basic terms and conditions of a proposed transaction pursuant to which Oneida Savings Bank ("Oneida") would purchase certain assets from Parsons, Cote & Company, Inc. ("P,C&Co."). In the alternative, the transaction may be structured as a merger, with an election to treat the transaction as an asset purchase under the Internal Revenue Code.

The assets to be purchased as the subject of the proposed transaction consist of
(1) the P,C&Co. customer list including all active and prospective accounts, expirations, renewal rights, all the foregoing referred to as the "P,C&Co. intangibles", (2) the fixed assets of P,C&Co. including, but not limited to, the office furniture, office equipment, leasehold improvements, telephone equipment, computer hardware and software, and similar property, all of which had a net book value of approximately $0 as of December 31, 2004, (3) the exclusive use of the business name and all derivations thereof, and (4) necessary business records.

Should you accept the terms presented herein, we will conduct a detailed financial, legal and operational due diligence review as described herein.

The financial terms of the proposed transaction as contained and described herein presume a fixed purchase based upon (1) $305,475 of verifiable property and casualty commission income hereinafter defined as "target revenue", as further defined per section 1, following, and (2) $139,500 verifiable pro-forma EBITDA (earnings before interest, taxes, depreciation and amortization).

      1.    Purchase Price. Oneida will purchase the P,C&Co. intangibles for the
            --------------
            sum of (a) $626,225 plus (b) 68.3% of the revenue retained for the Sensis Corp. account for each of the three (3) calendar years retroactive to closing, effective and beginning as of October 1, 2005.

            Target revenue is defined as the sum of; (a) commissions (e.g.; property casualty, group, life, etc.) and fees, in lieu of and/or in addition to commissions; plus (b) contingent, bonus and/or incentive commissions received from insurance companies; less (c) commissions, fees, bonuses or similar income paid to or retained by independent contractors (brokers). Target revenue specifically excludes; (a) interest or similar income, and (b) policies in place as of the effective date of closing relating to life and/or health business and related income thereof.

            Oneida will also purchase the P,C&Co. fixed assets for $1. The value of the fixed assets, however, may be subject to adjustment following review by Oneida, but it will be generally per the current book value of same.

      2.    Payment of Purchase Price. The Purchase Price will be paid as
            -------------------------
            follows:

                  Intangible Assets-Fixed   $ 206,655.00 Cash at Closing
                                            $ 419,570.00 Note payable in 36
                                            monthly installments of
                                            approximately $12,522.74, including
                                            interest at 5.00% per annum.
                  Sensis Corp. -Variable    Payment will be calculated annually
                                            and paid in the 13th month each year
                                            in which the  Sensis business is
                                            retained up to a maximum of 3 years.
                  Contingent Commission     P,C&C will receive any contingent
                                            commission earned in 2005 and paid
                                            in 2006 which is in excess of
                                            $42,966.

                  Fixed Assets              $ 1.00  Cash at Closing

      3.    Balance Sheet. P,C&Co. will retain and be responsible for their
            -------------
            respective balance sheets and, accordingly, P,C&Co. to retain all assets, other than the intangible and fixed assets acquired by Oneida as the subject of the proposed transaction, and all liabilities.

            Oneida to assist and manage the collection and disbursement of premium items subsequent to the closing for transactions executed prior to the closing.

      4.    Warranties and Representations. P,C&Co. to provide appropriate
            ------------------------------
            warranties and representations commensurate with a transaction of this type.

      5.    Due Diligence. Upon execution and delivery of this letter of intent
            -------------
            by P,C&Co., Oneida will commence with a detailed financial, legal and operational due diligence review. As part of this due diligence review, Oneida will determine the sustainable product line revenue and operating profit of P,C&Co. Coincident with conducting the due diligence review, Oneida will instruct its legal counsel to prepare the definitive purchase and related agreements.

      6.    Employment and Restrictive Covenants. Oneida to require all key
            ------------------------------------
            P,C&Co. employees to execute employment agreements including appropriate restrictive covenants. The two existing non-owner employees will be offered positions with Bailey Haskell & LaLonde Agency ("BH&L") subject to the employment interview process and would be offered BH&L standard employee benefits package subject to eligibility requirements. Mr. Cote will be provided with a suitable separate office similar to his existing office.

      7.    Agency Shareholders. The shareholders will be required to execute
            -------------------
            restrictive covenants commensurate with transactions of this type in addition to those contained in the employment agreements per Section 6, above. Oneida reserves the right to allocate a reasonable portion of the purchase price for the intangibles per Section 1 to the shareholder restrictive covenants.

      8.    Compensation. Mr. Cote will receive commissions based upon (a) the
            ------------
            standard producer commission schedule for new business written plus
            (b) retained revenue will be compensated 30% in year one, 20% in year two and 10% in year three.

      9.    Professional Liability. P,C&Co. to be required to purchase errors
            ----------------------
            and omissions "tail coverage" with limits and terms acceptable to Oneida.

      10.   Expenses. Oneida and P,C&Co. will each pay its own expenses in
            --------
            connection with this transaction including the fees of its attorneys, accountants, consultants and other advisors.

      11.   Exclusivity. Upon acceptance of this letter, P,C&Co. and the
            -----------
            shareholders of P,C&Co. agree that (a) they will not engage in any transaction related to P,C&Co. outside the ordinary course of the business and (b) neither they nor their advisors will solicit, encourage, initiate or enter into any discussions or negotiations with, or provide any information to any other prospective acquirer of P,C&Co. for a period of ninety (90) days from and after acceptance of this letter.

      12.   Closing Date. Oneida will exercise its' best efforts to complete all
            ------------
            necessary due diligence and documentation preparation to schedule a closing date on or about February 13, 2006 and effective as of February 1, 2006 with the exception of revenue related to the renewal of business for the Sensis Corporation which will be effective as of October 1, 2005.

This letter of intent shall not constitute a binding agreement of the parties, with the exception of the Exclusivity section above, and no enforceable agreement is intended until the parties execute a definitive purchase agreement.

This proposal will terminate if not accepted by P,C&Co. on or before Wednesday, October 28, 2005.

If the terms and conditions set forth above are acceptable to you, please execute and return a copy of this letter to me.

I look forward to hearing from you and would be happy to clarify any aspect of the above.



Oneida Financial Corp.              Accepted this     day of             , 2005
                                                  ---        ------------
The Oneida Savings Bank             Parsons, Cote & Company, Inc.

By: /s/ Michael Kallet                                By:  /s/ Richard Cote
--------------------------------------------------------------------------------
Michael R. Kallet                                     Richard E. Cote, President
President and Chief Executive Officer
                                                      By: /s/ Sarah Parsons
                                                          ---------------------
                                                      Sarah Parsons

                                                      --------------------------
                                                                (title)

                               ONEIDA SAVINGS BANK

              PROPOSED ACQUISITION OF PARSONS, COTE & COMPANY, Inc.

                            LETTER OF INTENT SUMMARY

                            REVENUE AND EBITDA CAVEAT
                            -------------------------

      Offer is predicated on no less than (1) $305,475 target revenue and (2) $139,500 EBITDA.

                           ASSET PURCHASE TRANSACTION
                           --------------------------

PROPERTY TO BE ACQUIRED

      Insurance Expirations (customer list).

      Fixed Assets (furniture, fixtures, equipment, computers, etc.).

      Business name

      Corporate records

PURCHASE CONSIDERATION

      Insurance Expirations         $ 626,255 plus 68.3% of renewal commission
                                    income derived from the retention of
                                    insurance for the Sensis Corporation.

      Fixed Assets                  $ 1

                                    PAYMENT TERMS

      Insurance Expirations         $ 206,655 Cash at Closing, plus

                                    $ 419,570 payable in 36 monthly installments of approximately $ 12,522.74, including interest at 5.0% per annum

                                    Sensis Corporation retention payment to be paid following the annual earned period

                                    To receive contingent commission earned in 2005 and paid in 2006 which is in excess of $42,966

      Fixed Assets                  $ 1 Cash at Closing



ADDITIONAL TERMS AND CONDITIONS


      Warranties & Representations  Appropriate to transaction.

      Due Diligence                 Following execution of letter of intent.

      Employment Agreements &
        Restrictive Covenants       Applicable to all key employees.

      Shareholder Restrictions      Appropriate to transaction.

      Executive Compensation        Seller to receive commissions based upon (a)
                                    the standard producer commission schedule for new business written plus (b) retained revenue will be compensated 30% in year one, 20% in year two and 10% in year three.

      Professional Liability        Seller to purchase "tail" coverage.

      Expenses                      Each Party responsible for own expenses.

      Exclusivity                   Seller restricted for 90 days.

      Regulatory Approval           Conditional upon approval if applicable.